FORM 8-A


                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                         _____________________


            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12 (B) OR (G) OF THE
                     SECURITIES EXCHANGE ACT OF 1934



                           CHEMFAB CORPORATION

              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                     DELAWARE                             03-0221503

             (STATE OF INCORPORATION                    (IRS EMPLOYER
                 OR ORGANIZATION)                     IDENTIFICATION NO.)



            701 DANIEL WEBSTER HIGHWAY
                  P.O. BOX 1137
          MERRIMACK. NEW HAMPSHIRE                          03054

      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)



          SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT


          TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED
          -----------------------------       ------------------------------


          COMMON STOCK, $0.10 PAR VALUE       NEW YORK STOCK EXCHANGE
          -----------------------------       ------------------------



     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

                                   NONE
                                   ----




ITEM 1         DESCRIPTION OF REGISTRANT'S SECURITIES
------
               TO BE REGISTERED
               ----------------

               Common Stock, $0.10 Par Value
               -----------------------------

          The   capital  stock   of  CHEMFAB   CORPORATION  (the   "Company"  or
"Registrant") to be registered on the New York Stock Exchange, Inc. (the "Exchange"), is the Registrant's Common Stock with a par value of $0.10 per share.

          Holders of Common Stock are entitled to one vote per share at all meetings of stockholders. Dividends that may be declared on the Common Stock will be paid in an equal amount to the holder of each share. No preemptive rights are conferred upon the holders of such stock and there are no liquidation or conversion rights. There are neither redemption nor sinking fund provisions and there is no liability to further calls or to assessments by the Registrant.

          Further information on the Description of Registrant's Securities to be registered is included under the heading "Description of Capital Stock" in the Company's Registration Statement on Form S-1 (File #2-85949) filed with the Commission.



ITEM 2         EXHIBITS
------         --------

All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange. These will include the following:


     1. Annual Report on Form 10-K for the Fiscal Year Ended June 30, 1996 filed with the Commission and Annual Report to Shareholders

     2. Form 10-Q Quarterly Report for the Quarter Ended September 29, 1996 2b. Form 10-Q Quarterly Report for the Quarter Ended December 29, 1996

     3. Proxy Statement Dated September 30, 1996, for the Annual Meeting held October 31, 1996

     4. Certificate of Incorporation and amendments thereto of the Corporation 4b. By-laws of the Corporation

     5.   Specimens of security to be registered



                                 SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   CHEMFAB CORPORATION
                                   -------------------

                                   Registrant


Dated     February 21, 1997        By  /S/ Moosa E. Moosa
          -----------------            ____________________________

                                   Moosa E. Moosa
                                   Vice President, Finance - Administration,
                                   Chief   Financial  Officer,   Treasurer,  and
                                   Secretary